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                                  EXHIBIT 2(a)
                 CERTIFICATE OF INCORPORATION OF THE REGISTRANT

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                          CERTIFICATE OF INCORPORATION
                                       OF

                                  CORCAP, INC.

                                 ARTICLE 1: NAME

         The name of the corporation is Corcap, Inc. and is sometimes hereinafter referred to as the "Corporation".

                           ARTICLE 2: PRINCIPAL OFFICE

         The principal office of the Corporation in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of the resident agent of the Corporation is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                               ARTICLE 3: PURPOSES

         The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on by the Corporation are:

         To engage in any lawful act or activity.

                       ARTICLE 4: AUTHORIZED CAPITAL STOCK

         4.1      Authorized Shares.

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, of which (i) fifteen million (15,000,000) shares, with a par value of $.01 per share, shall be Common Stock ("Common Stock"), and (ii) five million (5,000,000) shares, with a par value of $.01 per share, shall be Preferred Stock ("Preferred Stock").

         The Common Stock may be issued as a single class, without series, or if so determined from time to time by the Board of Directors of the Corporation (hereinafter sometimes referred to as the "Board"), either in whole or in part in two series. Unless and until the Board acts to create a second series, all shares of Common Stock shall be of one class without series and shall be denominated Common Stock. If shares of Common Stock are issued in two series:
(a) ten million (10,000,000) shares shall be denominated Series A Common Stock ("Series A Stock") and (b) the remaining five million (5,000,000) shares of Common Stock may be issued as additional shares of Series A Stock or as Series B Common Stock ("Series B Stock"). Upon the issuance of any shares of Series B Stock, each share of Common Stock outstanding or held in the treasury immediately prior to such issuance shall be converted without any action by the holder thereof into one share of Series A Stock and each certificate representing outstanding shares of Common Stock shall thereafter be deemed to represent shares of Series A Stock.

         4.2      Series A Stock and Series B Stock.

         A. Powers, Preferences and Rights. The Board shall have the authority to fix and to determine the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Series B Stock; provided that, except as set forth in the next sentence, in no such case shall the powers, preferences and rights of the Series B Stock be greater than those provided for herein; and provided further that in no such

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case shall the voting rights of the Series B Stock be other than as provided herein. Except as otherwise required by law or expressly provided for in or pursuant to the authority provided in this Certificate of Incorporation or any resolution powers, preferences and rights of the Series A Stock and the Series B Stock and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

         B. Voting Rights.
            -------------

         1. If there shall be only one series of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

         2. If two series are issued and outstanding, each share of Series A Stock shall entitle the holder thereof to one (1) vote and each share of Series B Stock shall entitle the holder thereof to not less than one (1) vote nor more than ten (10) votes. Such voting rights shall be set forth in the resolution or resolutions of the Board establishing such Series, which may not thereafter be changed except by amendment of this Certificate of Incorporation. Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Stock and Series B Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

         3. The holders of Series A Stock and Series B Stock shall each be entitled to vote separately as a series with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and (ii) such other matters as required class votes under the Nevada Revised Statutes.

         4. Except as otherwise provided by law or pursuant to this Article 4 or by resolution or resolutions of the Board providing for the issue of any series of Preferred Stock, the holders of the Series A Stock and the Series B Stock shall have sole voting power for all purposes, each holder of the Series A Stock and Series B Stock being entitled to vote as provided in this paragraph B and in the resolution or resolutions providing for the issuance of Series B Stock.

         C. Dividends.
            ---------

         1. If no shares of Series A Common Stock are outstanding, the Board may declare and distribute a stock dividend payable in shares of either Common Stock or Series B Stock to the holders of the Common Stock then outstanding.

         2. If and when dividends on the Series A Stock and Series B Stock are declared payable from time to time by the Board as provided in this subparagraph C.2, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Series A Stock and the holders of Series B Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Except for dividends permitted by subparagraph C.1, if dividends are declared on Series A Stock or Series B Stock that are payable in shares of stock of the Corporation other than Preferred Stock, such dividends shall be payable at the same rate on the Series A Stock and the Series B Stock and such dividends shall be payable to holders of Series A Stock only in shares of Series A Stock and such dividends shall be payable to holders of Series B Stock only in shares of Series B

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Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Series A Stock or Series B Stock, the outstanding shares of the other such series of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Series A Stock or Series B Stock, as the case may be, which have been subdivided or combined.

         3. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock or the Series B Stock as to dividends, the holders of the Series A Stock and the Series B Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

         D. Conversion of Series B Stock by Holder.
            --------------------------------------

         1. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth. Upon the exercise by a holder of Series B Stock of his conversion privilege with respect to any shares of Series B Stock held by him, such shares of Series B Stock shall be converted, as provided by subparagraph D.2., into an equal number of shares of Series A Stock.

         2. In order to exercise his conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the Conversion Date.

         3. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate or certificates representing shares of Series B Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates representing the number of shares of

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Series A Stock issuable upon such conversion. Subject to the provisions of subpart F of this paragraph 4.2, in case any certificate for shares of Series B Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates representing the number of shares of Series B Stock represented by such surrendered certificates which are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder of any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

         4. Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the Conversion Date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such Conversion Date.

         5. In case of any consolidation or merger of the Corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Series B into the kind and amount of cash, shares of stock and other securities and properties receivable upon such share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5. shall similarly apply to successive consolidations, mergers, sales or conveyances.

         E. Termination of Series B Stock
            -----------------------------

         1. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis:

         a. if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDQ") and any other national quotation system then in use (for purposes of this Article 4, such exclusion from trading or quotation shall be deemed to have occurred at such time as the Board shall determine by resolution of the Board; or

         b. at the option of the Corporation:

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               (i)    at any time when the Board and the holders of a majority
         of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

               (ii) if the Board, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or any substantial part of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation; or

               (iii) if the Board, in its sole discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Series A Stock, considered in the aggregate, (X) due to the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other system then in use, or (Y) due to requirements under federal or state law, in any such case as a result of the existence of the series B Stock.

         2. In the event of any automatic conversion of Series B Stock pursuant to this paragraph E, certificates formerly representing outstanding shares of Series B Stock will thereafter be deemed to represent a like number of shares of Series A Stock.

         F.    Limitations on Transfer of Series B Stock.
               -----------------------------------------

         1. No record or beneficial owner of shares of Series B Stock may transfer, and the Corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

         a. In the case of a holder of record of the Series B Stock (the "Series B Holder") who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

               (i) The spouse of such Series B Holder, any lineal descendant of a grandparent of such Series B Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Series B Holder's Family Members");

               (ii) The trustee or trustees of a trust (including a voting trust) principally for the benefit of such Series B Holder and/or one or more of such Series B Holder's Family Members, provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

               (iii) A Corporation, if sufficient shares entitled to elect at least a majority of the entire board of directors of such corporation are beneficially owned by, or a partnership interests are owned by, the Series B Holder and/or one or more of the Permitted Transferees of such

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         Series B Holder determined under this subparagraph F.1.a., provided that if by reason of any change in the partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

               (iv) An organization established by the Series B Holder or such Series B Holder's Family Member, contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock; and

               (v) The executor, administrator or personal representative of the estate of a deceased Series B Holder or the trustee of the estate of a bankrupt or insolvent Series B Holder or the guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

         b. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph F.1.c. below, Permitted Transferees shall include only the following:

               (i) any successor trustees of such trust who is not, and by becoming successor trustee will not become, an Interested Stockholder (as defined in Article 8 hereof);

               (ii)   the person who established such trust; and

               (iii) a Permitted Transferee of such person who established such trust.

         c. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust which was irrevocable on the Record Date (a "transferor Trust"), Permitted Transferees shall include only the following:

               (i) any successor trustee of such Transferor Trust who is described in subparagraph F.1.c (ii), (iii) or (iv) below or who is

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         not, and by becoming successor trustee will not otherwise become, an
         Interested Stockholder;

               (ii) any person to whom or for whose benefit the income may be distributed during the term of such Transferor Trust;

               (iii) any person to whom or for whose benefit the principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

               (iv) any lineal descendant of a grandparent of the creator of such Transferor Trust, the spouse of such creator and the spouse of any such lineal descendant.

         d. In the case of a record (but not beneficial) owner of the Series B Stock as nominee for the person who was the beneficial owner thereof on the Record Date, Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

         e. In the case of a Series B Holder which is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

               (i) any partner of such partnership who was also a partner of such partnership on the Record Date;

               (ii) any person transferring shares of Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares of Series B Stock transferred by the transferor to such partnership; and

               (iii) any Permitted Transferee of such person referred to in subparagraph F.1.e(i) or F.1.e (ii) above (not in excess of the number of shares which such person is entitled to receive pursuant to this subparagraph F.1.e).

         f. In the case of a Series B Holder which is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

               (i) any shareholder of such corporation on the Record Date that is generally entitled to vote in the election of directors of such corporation (a "Voting Shareholder"), provided that such corporation does not have more than 30 Voting Shareholders of record on the Record Date (or, if applicable, such greater number of Voting Shareholders as my be allowed under the applicable state law of such corporation in order to qualify as a close corporation);

               (ii) any shareholder of such corporation on the Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

               (iii) any persona transferring shares of Series B Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the

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         shares of Series B Stock transferred by the transferor to such corporation);

               (iv) any Permitted Transferee of such shareholder or person referred to in subparagraph F.1.f(i), (ii) or (iii) above (not in excess of the number of shares with such shareholder or person is entitled to receive pursuant to this subparagraph F.1.f); and

               (v) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

For purposes of subparagraph F.1.f., a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as shareholders.

         g. In the case of a Series B Holder who is the executor, administrator or personal representative of the estate of a deceased Series B Holder, guardian or conservator of the estate of a disabled or incompetent Series B Holder of who is a trustee of the estate of a bankrupt or insolvent Series B Holder, Permitted Transferees shall include only the Permitted Transferees of such deceased, disabled, bankrupt or insolvent Series B Holder.

         2. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder's shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

         3.    For purposes of this paragraph F:

         a. The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

         b. Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

         c. A minor for whom shares of Series B Stock are held pursuant to a uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

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         d.    Unless otherwise specified, the term "person" means both natural persons and legal entitles; and

         e. The "Record Date" is the date for determining the persons to whom the Series B Stock is initially distributed by the Corporation as a dividend on the Common Stock.

         4. Any purported sale, transfer, assignment or other disposition of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment or other disposition, as determined in good faith by the Board or its appointed agent. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time sharers of Series B Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

         G. Registration of Series B Stock. Shares of Series B Stock shall be registered in the name(s) of the beneficial owners(s) thereof (as hereinafter defined) and not in "street" or "nominee" name(s); provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the Corporation's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of paragraphs F and G of this Section 2, the term "beneficial owner(s)" of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

         H. Priority of Preferred Stock. The Series A Stock and the Series B Stock shall be subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this
Article IV.

         I. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to as a liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock and the Series B Stock in the distribution of assets shall be entitled upon liquidation, unless otherwise provided by the Board in the resolution or resolutions providing for the issuance of Series B Stock, the holders of the Series A Stock and the Series B Stock and the holders of any other stock ranking on a parity with the Series A Stock and the Series B Stock in the distribution of assets upon liquidation shall be entitled to

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participate equally, share-for-share, in the remaining assets of the Corporation according to their respective interests.

         4.3   Preferred Stock.

          A. Series. The Board is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by adopting a resolution or resolutions pursuant to the Nevada Revised Statutes, to establish the number of shares to be included in each such series, and to fix the designation, rights, preferences, and other variations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               1. The number of shares constituting that series and the distinctive designation of that series;

               2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

               3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               4. Whether that series shall have conversion or exchange privileges, and, if so, the term, and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

               5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               6. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

               7. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

               8. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

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               9.    Any other relative, participating, optional or other
special rights, qualifications, limitations or restrictions of that series.

         B. Status of Redeemed Shares. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes or for other securities shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preferred Stock.

         C. Dividend Payments. Except as otherwise provided by the resolution or resolutions of the Board providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock (or the holders of Series A Stock and Series B Stock, as the case may be) shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board.

         D. Distributions in Liquidation. Except as otherwise provided by the resolution or resolutions of the Board providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock (or the holders of Series A Stock and Series B Stock, as the case may be ) shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         4.4   Preemptive Rights Denied.

         All preemptive rights of stockholders are hereby denied. No holder of any shares of stock of the Corporation or any securities convertible into such shares shall have any preemptive right to subscribe for, purchase or otherwise acquire any shares of stock of the Corporation, or any securities or other obligations convertible into, or warrant or other instrument entitling the holder to acquire, any stock of the Corporation, which the Corporation may issue or sell, whether out of the number of shares of stock now authorized, or whenever authorized, or out of shares of stock of the Corporation acquired by it after issuance.

         4.5   Stock Certificates.

         Each stock certificate issued by the Corporation shall contain a statement setting forth the office or agency of the Corporation from which a stockholder may obtain a copy of a statement setting forth in full or summarizing the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights. The corporation shall furnish to any stockholder, upon request and without charge, a copy of any such statement or summary.

                ARTICLE 5: BONDS AND OTHER CORPORATE OBLIGATIONS

         5.1   Issuance.

         The Board may authorize the issuance of bonds, debentures or other obligations convertible into shares of Common Stock (or Series A Stock and Series B Stock, as the case may be) or any class or series of Preferred Stock established as provided by Article 4 hereof, when and within such periods and upon such conditions as shall be fixed and determined by the Board, in its sole discretion.

         5.2   Voting Power.

         The Board, in its sole discretion, is authorized to grant, either absolutely or conditionally, to the holders of bonds, debentures or other obligations issued or to be issued by the Corporation, the power to vote in respect to the corporate affairs and management of the Corporation, including the power to vote as a class with respect to any proposed merger, consolidation or exchange. Insofar as the Board specifies matters on which the bonds, debentures or other obligations can vote, such instruments will be deemed shares of stock for the purpose of any provision of the Nevada Revised Statutes, this Certificate of Incorporation and the By-laws of the Corporation which requires the vote of stockholders as a prerequisite to any such corporate actions.

                          ARTICLE 6: BOARD OF DIRECTORS

         6.1   Size.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directorships of the Corporation shall, within the range of minimum and maximum numbers authorized by the Corporation's By-laws, be fixed from time to time by a resolution adopted by directors constituting a majority of the total number of directorships fixed immediately prior to the time such resolution is adopted. The By-laws may provide that the number of directorships may be divided into classes of directorships by year of election, with directors elected to fill such classes for staggered terms of more than one year.

         6.2   Vacancies.

         Any vacancies in directorships, including newly created directorships resulting from increases in the number of directorships, may be filled by a majority vote of the remaining directors, though less than a quorum.

         6.3   Removal.

         At any meeting of stockholders called for the purpose, or by written consent, stockholders representing not less than seventy-five percent (75%) of the issued and outstanding stock (or other securities) entitled to voting power, voting together as a single class, may remove any one or all of the directors, with or without cause, in which event the vacancy or vacancies so created may be filled by a vote of the stockholders, or if no action is taken to fill such vacancy or vacancies by the stockholders, by the remaining directors as provided in Section 6.2 of this Article. Such election, if by stockholders, shall be by plurality vote.

         6.4   Amendment.

         Notwithstanding any other provisions of this Certificate of Incorporation, or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be required by law, this Certificate of Incorporation, or the By-laws of the Corporation) the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the outstanding shares of capital stock (or other securities) entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal the provisions of this
Article 6.

         6.5   Names and Post Office Addresses.

         The names and post office addresses of each member of the first Board of Directors are as follows:

         NAMES                              POST OFFICE ADDRESSES
         -----                              ---------------------

         Lee A. Asseo                       One Howard Street
                                            Burlington, Vermont

         John P. Britton                    750 Main Street
                                            Hartford, Connecticut

         David W. Clark, Jr.                One Colonial Road, P.O. Box 151
                                            Manchester, Connecticut

         Millard H. Pryor, Jr.              One Colonial Road, P.O. Box 151
                                            Manchester, Connecticut

         John E. Sundman                    One Colonial Road, P.O. Box 151
                                            Manchester, Connecticut

         Roger M. Widmann                   277 Park Avenue
                                            New York, New York

                  ARTICLE 7: NONASSESSABILITY; PAID-IN CAPITAL

         The capital stock of the Corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation. No paid-up stock and no stock issued as fully paid-up, including stock issued in payment of a dividend, may ever be assessed.

                              ARTICLE 8: FAIR PRICE

         8.1   Supermajority Vote.

         A. Vote required. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, (any other provision of this Certificate of Incorporation or such By-laws notwithstanding), and except as otherwise expressly provided in paragraph 8.2:

         1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

         2. any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

         3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities of the Corporation or any Subsidiary which were acquired by such Interested Stockholder (or such Affiliate) from the Corporation or a Subsidiary; or

         4. any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any self tender offer for or repurchase of securities of the Corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least (i) seventy-five percent (75%) of the combined voting power of the then issued and outstanding capital stock of all classes and series of the Corporation having voting powers (the "Voting Stock"), voting together as a single class, and (ii) a majority or the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than such Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provision of this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

         B. Business Combination. The term "Business Combination" as used herein shall mean any transaction which is referred to in any one or more of clauses (1) through (4) of subparagraph A of this paragraph 8.1.

         8.2   Exemptions.

         The provisions of paragraph 8.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any , as is required by law, any other provision of this Certificate of Incorporation, and any agreement with any national securities exchange, if all of the conditions specified in either of the following sub-paragraphs A or B are met:

         A. Majority of Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

         B.    Fair Price.  All of the following conditions shall have been met:

         1. As of the date of the consummation of the Business Combination (the "Consummation Date"), the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (1) shall be required to be met with respect to every share of outstanding Common Stock, whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (x) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to herein as the "Determination Date"), whichever is higher; and

               (c) an amount which bears the same or greater percentage relationship to the Fair Market Value per share of Common Stock on the Announcement Date as the highest per share price determined in clause
         (b)(1)(a) above bears to the Fair Market Value per share of Common Stock on the date of the commencement of the acquisition of the Common Stock by such Interested Stockholder.

               2. The aggregate amount of cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock);

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it (i) within the five-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher;

               (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary; and

               (d) an amount which bears the same or greater percentage relationship to the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date as the highest per share price determined in Clause B(2)(a) above bears to the Fair Market Value per share of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Stockholder.

         3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Stockholder to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it prior to the Announcement Date. The price determined in accordance with clauses (1) and (2) of this subparagraph B shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

         4.    After the Determination Date and prior to the Consummation Date:

               (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation; and

               (b) there shall have been (i) no reduction in the quarterly rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer for or repurchase of securities of the Corporation by the Corporation or any Subsidiary or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such quarterly rate is approved by a majority of the Disinterested Directors; and

               (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split; and

               (d) such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (e) such Interested Stockholder shall not have caused any material change in the Corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation to any third party.

         5. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules and regulations), shall be mailed by and at the expense of the Interested Stockholder to public stockholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to the Act). The proxy or information statement shall contain at the front thereof in a prominent place (a) any recommendation as to the advisability (or inadvisability) of the Business Combination which a majority of the Disinterested Directors may chose to state, and (b) if a majority of the Disinterested Directors so requests, the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public stockholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be unaffiliated with such Interested Stockholder, and, to be selected by a majority of the Disinterested Directors).

         6. The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (1), (2) and (3) of subparagraph (B) of this paragraph
8.2 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied).

         8.3   Certain Definitions.

         The following terms shall be deemed to have the meanings specified below for purposes of this Article 8:

         A. Person. The term "person" shall mean any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the rules and regulations under the Act, as in effect on January 1, 1988) or other entity.

         B. Interested Stockholder. The term "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary or any pension, profit sharing, employee stock ownership, employee savings or other employee benefit plan, or any dividend reinvestment plan, of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan acting in such capacity) who or which:

         1. is the beneficial owner, directly or indirectly, of more than five percent (5%) of the combined voting power of the then outstanding Voting Stock; or

         2. is an Affiliate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five percent (5%) of the combined voting power of the then outstanding Voting Stock; or

         3. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).

         C. Beneficial Owner. A person shall be deemed a "beneficial owner" of any Voting Stock:

         1. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

         2. which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

         3. which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any hares of Voting Stock.

         D. Determination. For the purpose of determining whether a person is an Interested Stockholder pursuant to subparagraph B of this paragraph 8.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph C of this paragraph 8.3, but shall not include any other Shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

         E. Affiliate. The term "Affiliate" of, or a person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         F. Associate. The term "Associate" as used to indicate a relationship with any person shall mean (1) any corporation or organization (other than the Corporation of a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

         G. Subsidiary. The term "Subsidiary" shall mean any corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (B) of this paragraph 8.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class or series of equity security is owned, directly or indirectly, by the Corporation.

         H. Fair Market Value. The term "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class or series of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

         I. Consideration Other Than Cash. In the event of any Business Combination in which the Corporation is the survivor, the phrase "consideration other than cash to be received" as used in clauses (1) and (2) of subparagraph
(B) of paragraph 8.2 shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

         J. Disinterested Directors. The term "Disinterested Director" shall mean any member of the Board who is unaffiliated with, and not a nominee of, the Interested Stockholder and who was a member of the Board prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board. Each member of the first Board of Directors listed in paragraph 6.5 hereof is hereby deemed to be a Disinterested Director.

         K. Highest Per Share Price. References to "highest per share price" shall in each case with respect to any class or series of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

         8.4    Interested Stockholder:  Determination by Board.

         A majority of the Board shall have the power and duty to determine for the purposes of these paragraphs 8.1 through 8.6, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of these paragraphs 8.1 through 8.6, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance therewith, including, without limitation, (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more and (d) whether all of the applicable conditions set forth in subparagraph B of paragraph 8.2 have been met with respect to any Business Combination. Any determination pursuant to this paragraph 8.4 made in good faith shall be binding and conclusive on all parties.

         8.5    Fiduciary Obligation.

         Nothing contained in these paragraphs 8.1 through 8.6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         8.6    Amendment.

         Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation, or the By-laws of the Corporation), the affirmative vote of the holders of at least (a) seventy-five percent (75%) of the combined voting power of the then issued and outstanding Voting Stock, voting together as a single class, and (b) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than an Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, these paragraphs 8.1 through 8.6; provided, however, that the foregoing provisions of this paragraph 8.6 shall not apply to, and such vote shall not be required for, any such amendment, alternation, change, repeal or adoption approved by a majority of the Disinterested Directors, and any such amendment, alteration, change, repeal or adoption so approved shall require only such vote, if any, as is required by law, any other provision of this Certificate of Incorporation or the By-laws of the Corporation.

                  ARTICLE 9: EVALUATING BUSINESS COMBINATIONS:
                         NONMONETARY FACTORS AUTHORIZED

The Board, when evaluating any (a) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation or (b) proposal or offer by another party to (i) merge or consolidate the Corporation or any Subsidiary (as such term is defined in Article 8) with another corporation (ii) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any Subsidiary, or sell or otherwise dispose of to the Corporation or any Subsidiary all or a substantial portion of the properties or assets of such other party or (iii) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors which the Board deems relevant, including, without limitation, to the extent so deemed relevant, (i) the interests of the Corporation's stockholders, (ii) whether the proposed transaction might violate federal or state laws, (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price, but also in relation to the then current value of the Corporation in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the then estimate by the Board of the future value of the Corporation as a future entity an the premiums being offered over market price for the securities of other corporations in similar transactions, (iv) the competence, experience and integrity of the acquiring party of parties and its or their management, and (v) the potential impact on employees, customers, suppliers and other constituents or the Corporation and the communities in which the Corporation operates.

                          ARTICLE 10: LIMITED LIABILITY

         No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of fiduciary duty as a director or officer, save and except for:

         A. Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         B.     The payment of dividends in violation of Nevada Revised Statutes
Section 78.300.

                           ARTICLE 11: INDEMNIFICATION

         11.1   Parties to Proceedings.

         Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (hereinafter referred to as a "Proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter referred to as an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees,

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

judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators, provided, however, that, except as provided in paragraph 11.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article 11 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter "an Advancement of Expenses"); provided, however, that if the Nevada Revised Statutes require, an Advancement of Expenses for expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter referred to as an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter referred to as a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article 11 or otherwise.

11.2     Enforcement of Claims; Recovery.

         If a claim under Paragraph 11.1 of this Article 11 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Nevada Revised Statutes. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that he Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

         11.3   Nonexclusive.

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

         The rights to indemnification and to the Advancement of Expenses conferred by this Article 11 shall not be exclusive of any other right which any persons may have or hereafter acquire under any statute, this Certificate of Incorporation, the By-laws, or any agreement or vote of stockholders or disinterested directors or otherwise.

         11.4   Insurance.

         The Corporation may purchase or maintain insurance, at its own expense, or make financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation would have the authority to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

                            ARTICLE 12: INCORPORATION

         The name and post office address of the incorporator signing the Certificate of Incorporation is as follows:

         NAME                               POST-OFFICE ADDRESS
         ----                               -------------------

Hugh P. McGee, Jr., Esq.                    185 Asylum Street, P.O. Box 3197
                                            Hartford, Connecticut

                         ARTICLE 13: PERPETUAL EXISTENCE

         The Corporation is to have perpetual existence.

         I, the undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the Nevada Revised Statutes, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of June, 1988.

                                            /s/ Hugh P. McGee, Jr.
                                            --------------------------------
                                            Incorporator, Hugh P. McGee, Jr.

STATE OF CONNECTICUT      )
                          )    ss.               Hartford, June 7, 1998
COUNTY OF HARTFORD        )

         Personally appeared Hugh P. McGee, Jr., Incorporator of Corcap, Inc., who signed the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                            /s/
                                            ---------------------------------
                                            Notary Public,

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